EXHIBIT 99.1

Neumora Therapeutics Reports First Quarter 2024 Financial Results and Provides Business Update

On-track to report topline Phase 3 data from KOASTAL-1 study with navacaprant in MDD; guidance narrowed to fourth quarter of 2024

Multiple clinical study initiations planned in second quarter of 2024, including Phase 2 study in bipolar depression with navacaprant and Phase 1b study in Alzheimer's disease agitation with NMRA-511

Strong financial position with $423.0 million in cash, cash equivalents and marketable securities expected to support operations into 2026, providing runway through multiple anticipated value-creating catalysts

WATERTOWN, Mass., May 7, 2024 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of seven clinical and pre-clinical brain disease programs, today announced financial results for the first quarter ended March 31, 2024, and provided a business update.

“We are laser focused on high-quality clinical execution as we advance toward the Phase 3 topline data readout for navacaprant in the fourth quarter,” said Henry Gosebruch, president and chief executive officer, Neumora. “We are well-positioned to achieve multiple potential value creating catalysts in 2024 and 2025 across our strong pipeline, which is focused on alleviating the substantial unmet medical need in neuropsychiatric and neurodegenerative diseases with multiple targets that are supported by strong biological rationale and clinical validation.”

KEY PIPELINE HIGHLIGHTS

Neumora is advancing a therapeutic pipeline of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases.

Navacaprant (NMRA-140): Phase 3 Data from KOASTAL-1 Study in Major Depressive Disorder (MDD) Expected in the Fourth Quarter of 2024

Navacaprant (NMRA-140) is a highly selective, novel, once-daily kappa opioid receptor (KOR) antagonist being developed as a potential monotherapy treatment for MDD and other neuropsychiatric disorders. The KOR antagonist approach has been clinically validated in three independent studies.

Neumora is currently enrolling the registrational Phase 3 KOASTAL program, which is designed to evaluate the efficacy and safety of navacaprant monotherapy for the treatment of MDD. KOASTAL-1, KOASTAL-2, and KOASTAL-3 are replicate Phase 3, randomized, placebo-controlled, double-blind studies in adult patients with MDD.

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The KOASTAL studies are progressing well, and Neumora remains on-track to report data within previously guided timeframes. Neumora expects to report topline data from the KOASTAL-1 study in the fourth quarter of 2024, and topline data from the KOASTAL-2 and KOASTAL-3 studies in the first half of 2025.

Neumora also intends to evaluate the potential of navacaprant as treatment for other neuropsychiatric populations beyond MDD, including bipolar depression (BPD).

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The Company expects to initiate a Phase 2 clinical trial in BPD in the second quarter of 2024.

NMRA-511: Plan to Initiate Phase 1b Study in Alzheimer’s Disease Agitation in the Second Quarter of 2024

NMRA-511 is an antagonist of the vasopressin 1a receptor (V1aR), with high selectivity over V1b, V2 (greater than 3,000-fold) and oxytocin receptors (approximately 300-fold). Vasopressin plays a role in the regulation of aggression, affiliation, stress and anxiety response.

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The Phase 1 single ascending dose / multiple ascending dose (SAD / MAD) study evaluating NMRA-511 in healthy adult participants is complete. NMRA-511 was generally well-tolerated in the study, and results support advancement of the program in people with Alzheimer’s disease agitation. Neumora looks forward to sharing more data from the Phase 1 SAD / MAD study in the future.
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Neumora expects to initiate a Phase 1b study in Alzheimer's disease agitation in the second quarter of 2024, with data from that study anticipated in 2025.

M4 Positive Allosteric Modulator (PAM) Franchise: Advancing Preclinical Work Across Compounds

Neumora’s M4 franchise is comprised of multiple novel compounds that each have different properties and chemical composition, including NMRA-266.

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Neumora recently announced that the Phase 1 single ascending dose / multiple ascending dose study with NMRA-266 has been paused following a clinical hold determination by the FDA. Neumora is working with the FDA to evaluate the potential to resolve the clinical hold and will provide an update when available.

Beyond NMRA-266, additional compounds in Neumora’s M4 PAM franchise also demonstrated robust activity in preclinical efficacy models, as well as high selectivity for the M4 receptor subtype and the potential for an oral once-daily dosing profile.

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Neumora is advancing pre-clinical safety and toxicology work with its additional M4 PAM compounds and expects to submit an IND in 2025.

BUSINESS UPDATES

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In March 2024, Neumora entered into a funding agreement with Parkinson’s UK for £2.1 million to support the advancement of NMRA-NLRP3, an NLRP3 inhibitor with the potential to reduce inflammation and protect brain cells in Parkinson’s. Neumora is advancing preclinical work for this program.

FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

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Cash Position: As of March 31, 2024, Neumora had cash, cash equivalents and marketable securities of $423.0 million.
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Financial Guidance: The Company expects that its cash, cash equivalents and marketable securities as of March 31, 2024, will enable it to fund its operating plan into 2026.
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R&D Expense: Research and development expenses for the first quarter of 2024 were $45.8 million, as compared to $29.5 million for the same period in 2023. This increase was primarily due to advancement of clinical and preclinical programs and related activities for Phase 3 clinical trials evaluating navacaprant as a monotherapy treatment for MDD.
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G&A Expense: General and administrative expenses for the first quarter of 2024 were $14.3 million, as compared to $9.7 million for the same period in 2023. This increase was primarily due to personnel-related costs, including stock-based compensation and professional services to support the continued expansion of administrative functions.
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Net Loss: The Company reported a net loss of $53.7 million for the first quarter of 2024, as compared to $35.6 million for the same period in 2023.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our work is supported by an integrated suite of translational, clinical, and computational tools to generate insights that can enable precision medicine approaches. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases; the timing, progress and plans for its therapeutic development programs, including the timing of initiation and data read outs for its programs and studies, as well as its clinical trial and development plans; timing and expectations related to regulatory filings and interactions; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; its ability to create significant value and the potential for Neumora to advance other compounds in its M4 portfolio; the oral one-daily dosing potential of any M4 compounds; the timing and potential for any INDs in Neumora’s M4 portfolio; and; other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results or to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on March 7, 2024. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements.

Financial Tables

NEUMORA Therapeutics, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$45,757	$29,485
General and administrative	14,317	9,683
Total operating expenses	60,074	39,168
Loss from operations	(60,074)	(39,168)
Other income (expense):
Interest income	6,365	3,569
Other expense, net	(12)	(26)
Total other income	6,353	3,543
Net loss	(53,721)	(35,625)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(72)	476
Comprehensive loss	$(53,793)	$(35,149)
Net loss per share, basic and diluted	$(0.34)	$(1.22)
Weighted-average shares outstanding, basic and diluted	157,943	29,277

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$423,017	$463,827
Total assets	$450,211	$496,195
Total liabilities	$25,669	$27,119
Total stockholders’ equity	$424,542	$469,076

Neumora Contact

Helen Rubinstein

+1 (315) 382-3979

Helen.Rubinstein@neumoratx.com